News Release
For Immediate Release

Company Contact:
Jerry D. Cash, Chairman and Chief Executive Officer
David E. Grose, Chief Financial Officer
Phone: (405) 488-1304
Website: www.qrcp.net

               Quest Resource Announces First Quarter 2006 Results

OKLAHOMA CITY - May 14, 2006 - Quest Resource Corporation (NASDAQ: QRCP), the largest operating company in the Cherokee Basin, provided today an update on its financial results for the quarter-ended March 31, 2006. The Company provided selected financial and operating data below in a comparative format for the quarters ended March 31, 2006 and 2005.

                       SELECT FINANCIAL AND OPERATING DATA
                 For The Quarters Ended March 31, 2006 and 2005
                  (Dollars in thousands, except per share data)

                                                           Quarters Ended
                                                              March 31
                                                              --------
                                                          2006         2005
                                                             (unaudited)
                                                     ---------------------------
Total Revenue                                             $12,120     $12,051
Net Income (Loss)                                           8,717      (1,098)
Net Income (Loss) Per Share Basic                            0.39       (0.19)
Net Income (Loss) Per Share Diluted                          0.39       (0.19)
Operating Income (Loss)                                    (2,098)      3,647
Operating Income (Loss) Per Share Diluted                   (0.09)       0.64
EBITDA(1)                                                   3,801       7,001
EBITDA Per Share Diluted(1)                               $  0.17     $  1.23
Weighted Average Shares Outstanding Basic              22,072,383   5,699,878
Weighted Average Shares Outstanding Diluted            22,140,654   5,699,878

Net Sales Volumes (MMcfe)                                   2,498       2,181
Average Price Received per Mcfe (including hedges)        $  4.20     $  5.22
Wells Drilled                                                 183          25
Wells Recompleted                                              39          56
Wells Connected                                               151         151
Pipeline Miles                                                121          68
Well Completion %                                              98%         98%
Total Expenditures(2)                                     $49,888     $14,158

1 - A reconciliation of Net Income to EBITDA follows this news release. 2 - Capital expenditures represent cash transactions


Management Comments
-------------------
David Grose, chief financial officer of Quest Resource said, "We've been very active drilling, recompleting and connecting wells in the first quarter and that is reflected in our results. Our net sales volumes for the first quarter of 2006 increased 15% to 2,498 MMcfe as compared to 2,181 MMcfe for the first quarter of 2005. This is an average of 27.8 MMcfe per day for the first quarter of 2006 as compared to 24.2 MMcfe per day for the first quarter of 2005. We are continuing this momentum into the second quarter and our net sales volumes for the first 40 days of the second quarter have averaged 31.0 MMcfe per day. Although our financial results have been somewhat hampered by our existing hedge positions, the impact of those contracts will diminish as they expire and our production base grows. We expect to continue our active drilling program for the remainder of the year and we believe the combination of growing production and higher realized prices will yield improved financial results in the coming quarters

Conference Call
---------------
Quest will host a conference call to discuss 2006 first quarter operating and financial results on Monday, May 15, 2006 at 9:00 a.m. Eastern time. There will be a question and answer period following the presentation.

Call:          866-322-9730 (US/Canada) and 706-679-6054 (International)
               Passcode 8601001

Internet:      Live and rebroadcast over the Internet:  simply log on to
               www.qrcp.net


Replay: Available through May 17, 2006 at 800-642-1687 (US/Canada) and 706-645-9291 (International) using passcode 8601001and at www.qrcp.net

About Quest Resource Corporation
--------------------------------
Quest Resource is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. The Company is a fully integrated E&P company, operating more than 1,100 producing wells which produce into its own 1,200+ mile gathering and transportation pipeline system, and using its own fleet of completion equipment to meet its rapidly expanding drilling program. Quest currently has approximately 1,700 locations in its drilling inventory. For more information, visit the Quest Resource website at www.qrcp.net.

Forward-Looking Statements
--------------------------
Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carryout the Company's anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest's filings with the Securities and Exchange Commission. You can find Quest's filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.

Reconciliation of Net Income to EBITDA
--------------------------------------
EBITDA, which is Earnings before interest, income taxes and depreciation, depletion and amortization expense, is presented because it is used by us for, among other things, determining compliance with certain bank covenants, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.

                     Reconciliation of Net Income to EBITDA
                 For the Quarters Ended March 31, 2006 and 2005
                                 (in thousands)

                                                     Quarters Ended March 31,
                                                     ------------------------
                                                         2006          2005
                                                         ----          ----
                                                                    (unaudited)
Net Income (Loss)                                         8,717       (1,098)
Interest Expense, Net                                     3,666        5,189
Income Tax Expense                                            -            -
Depreciation, Depletion & Amortization Expense            5,899        3,354
Change in Derivative Fair Value                         (14,481)        (444)
EBITDA                                                    3,801        7,001